EXHIBIT 16.1

LETTER ON CHANGE IN CERTIFYING ACCOUNTANT

LANE GORMAN TRUBITT, L.L.P.

2626 Howell

Dallas, TX 75204

Securities and Exchange Commission
Division of Corporation Finance
100 F Street, NE
Washington, D.C. 20549

                                    Re:     Zion Oil & Gas, Inc.
                                               Registration Statement on Form SB-2, Amendment #1

Gentlemen:

          We have read the disclosures made in the referenced registration statement under the section entitled "Business and Properties - Change in Accountants" and we agree with such statements concerning our firm.

/s/ Lane Gorman Trubitt, L.L.P.

Dallas, Texas

March 17, 2006